Broadcast International Appoints Steven Ledger to Board of Directors

Salt Lake City, UTAH – May 17, 2011 - Broadcast International (‘BCST.OB’) today announced the appointment of Mr. Steven Ledger as a new member of its Board of Directors.  Ledger is the Founder and Managing Partner at Tamalpais Partners LLC, a principal investor in, and advisor to, emerging growth companies.  Steven has 27 years of experience as an investor in emerging technology companies.  He previously served as co-founder and managing partner of eCompanies Venture Group where he managed an Internet focused, strategic venture capital fund whose investors included Sprint, Disney, Earthlink and Sun America.   Successful lead investments included Jamdat (acquired by Electronic Arts) and Lower my Bills (acquired by Experian). Prior to co-founding eCompanies Venture Group, Ledger was the co-founder and managing partner of Storie Partners, L.P., a technology focused investment fund that provided early lead investment capital to Earthlink Networks and SeeBeyond Technologies Corporation (acquired by Sun Microsystems). Prior to forming Storie Partners, Ledger was a managing partner with Kayne Anderson Investment Management. He began his career at Fidelity Management and Research as an equity research analyst and portfolio manager. Ledger is a graduate of the University of Connecticut.

"Broadcast International is pleased to welcome Steve as a new Board Member," said Rod Tiede, President and CEO of Broadcast International. "His extensive experience as an investor in and advisor to emerging companies will serve as a key asset for BI as we begin to execute against the exciting opportunities at BI Networks, our digital signage network/managed enterprise video services business and Codecsys, our emerging video optimization software business.”

“After working with Rod and the BI team as an advisor for the past few months, it has become increasingly clear that both BI Networks and Codecsys have unique approaches and solutions that address large, emerging markets.  I am excited to be a member of the team, working to create value for BI shareholders,” stated Mr. Ledger.

Mr. Ledger replaces Mr. James E. Solomon who resigned as a Director on May 12, 2011 to make a position available for Mr. Ledger. Mr. Solomon served on the Board of Directors since September 2005. He continues his service as Secretary and Chief Financial Officer of the Company.

About Broadcast International

Broadcast International is a leading provider of video-powered broadcast solutions, including IP, and digital satellite, Internet streaming and other types of wired/wireless network distribution. BI's patented CodecSys software is a breakthrough, multi-codec video compression technology that cuts video bandwidth requirements over satellite, cable, IP and wireless networks. By slashing bandwidth needs, CodecSys enables a new generation of applications such as streaming video to cell phones, and offers unprecedented price/ performance benefits for existing applications such as HD video.

Broadcast International is a public company (OTC Bulletin Board:BCST.ob - News) headquartered in Salt Lake City, UT. For more information,visit: www.brin.com and www.codecsys.com.

Forward-Looking Statements

All statements in this news release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under the caption "Additional Factors That May Affect Our Business" in the Company's most recent Form 10-K and 10-Q filings, and amendments thereto. In addition, we operate in a highly competitive and rapidly changing environment, and new risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise any forward-looking statement.